ARTICLES OF INCORPORATION
                                       OF
               INSTITUTE FOR STRATEGIC BUSINESS DEVELOPMENT, INC.

                                  *     *     *

                                    ARTICLE 1
                                    ---------

     The name of this corporation is INSTITUTE FOR STRATEGIC BUSINESS DEVELOPMENT, INC.

                                    ARTICLE 2
                                    ---------

     This  corporation  is  organized  to  transact  all  lawful  business.

                                    ARTICLE 3
                                    ---------

     The total number of shares of capital stock which the corporation shall have authority to issue is 50,000,000 shares of Common Stock, $.001 per share (the "Common Stock").

                                    ARTICLE 4
                                    ---------

     The address of the principal office of this corporation is 2699 South Bayshore Drive, Suite 800B, Miami, Florida 33133. The address of the initial registered office of this corporation is 2699 South Bayshore Drive, Suite 800B, Miami, Florida 33133 and the name of the initial registered agent of this corporation at that address is Joel Bernstein. The undersigned is familiar with and accepts the duties and obligations as registered agent for this corporation.

                                    ARTICLE 5
                                    ---------

     The  name  and  address  of  the  person  signing  these  articles  is:
     Joel  Bernstein          2699  South  Bayshore  Drive, Suite 800B
                              Miami,  FL  33133


                                    ARTICLE 6
                                    ---------

     The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

                                    ARTICLE 7
                                    ---------

     This corporation reserves the right to amend or repeal any provisions contained in this Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.

     WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation this 9th day of April, 1992.


/s/  JOEL  BERNSTEIN